EXHIBIT 10.2


The indebtedness evidenced by this instrument is subordinated to the prior payment in full in cash of certain "Indebtedness to Bank" as defined in, pursuant to, and to the extent provided in that certain Subordination Agreement dated February 10, 1997 among Valor Electronics, Inc., Telemetrix, PLC and Union Bank of California, N.A. Any holder of this instrument by such holder's acceptance of such instrument agrees to be bound by, and take such instrument subject to the terms of the Subordination Agreement.


                             SECURED PROMISSORY NOTE


$2,500,000.00  February 10, 1997
                                                           San Diego, California

         FOR VALUE RECEIVED, the undersigned, Valor Electronics, Inc., a California corporation ("Valor"), promises to pay to Telemetrix PLC, a corporation organized under the laws of England (the "Holder") or registered assigns the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), with interest on the unpaid principal balance from time to time outstanding, computed on the basis of a three hundred sixty (360) day year, actual days elapsed, at a rate per annum (the "Interest Rate") equal to (i) the greater of (a) the prime rate as announced from time to time by the Bank of America, N.A. ("Prime Rate"), plus four percentage points (4%) or (b) the interest rate paid under the Union Bank Line of Credit plus one percentage point (1%) for the first twelve (12) months from the date of this Note and (ii) thereafter at the greater of (a) the Prime Rate plus six percentage points (6%) or (b) the Interest Rate paid under the Union Bank Line of Credit plus one percentage point (1%); provided, however, in the event of a Promptus Disposition on or before February 9, 1998, the Interest Rate shall remain as set forth in clause (i) of this sentence or, if after such date, revert to such rate effective on the date of such disposition, as applicable. Interest shall be payable semi-annually on August 9 and February 9, commencing August 9, 1997, together with principal in accordance with the schedule set forth below until payment in full of the principal hereof.

         In addition to the payment of interest hereunder, Valor shall pay four
(4) consecutive semi-annual installments of principal in accordance with the following schedule:

                        PAYMENT DATE          PRINCIPAL INSTALLMENTS
                        ------------          ----------------------
                      August 9, 1997                $625,000.00
                      February 9, 1998              $625,000.00
                      August 9, 1998                $625,000.00
                      February 9, 1999              $625,000.00

         The entire unpaid principal balance of this Note, together with any accrued and unpaid interest shall be due and payable on February 9, 1999.

         Payment of principal and interest shall be made in the lawful money of the United States of America in immediately available funds no later than 1:00 p.m., San Diego time, on the day of payment (which must be a Business Day) by wire transfer to the account designated from time to time by Holder or its registered assigns. Any payment received after such hour on such scheduled payment due date shall be deemed to have been paid to and received by the Holder on the Holder's next succeeding business day. Each payment hereunder shall be credited first interest then accrued and the remainder to unpaid principal, interest shall thereupon cease upon the principal so credited.

         This Note is given pursuant to a Note Purchase Agreement (the "Note Purchase Agreement") entered into between GTI Corporation, a Delaware corporation ("GTI") and Valor, on the one hand, and the Holder, on the other hand, of even date herewith and in conjunction with a Common Stock Purchase Warrant entered into between the Company and GTI of even date herewith. All terms defined in the Note Purchase Agreement shall have the same meaning when used herein, unless otherwise defined. As provided in the Note Purchase Agreement, this Note is subject to voluntary and mandatory prepayment obligations and is secured by the Security Agreement referred to therein.

         Upon the occurrence of an Event of Default, this Note may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement. No single or partial exercise of any power hereunder or under the Security Agreement or any other agreement securing this Note shall preclude other or further exercise thereof or the exercise of any other power. The Holder hereof shall at all times have the right to proceed against any portion of the security held heretofore in such order and in such manner as the Holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the Holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable on this Note shall not operate to release any other party liable hereon.

         Notwithstanding anything to the contrary contained in this Note, total liability for payments hereunder in the nature of interest or other charges shall not exceed the limits imposed by applicable interest rate limitation laws. All agreements between Valor and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed interest computed at the highest lawful rate of interest applicable to this Note (the "Maximum Rate"). If from any circumstances whatsoever, interest would otherwise be payable to Holder hereof in excess of interest computed at the Maximum Rate, the interest payable to Holder shall be reduced to interest computed at the Maximum Rate; and, if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of interest computed at the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Valor. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed interest computed at the Maximum Rate.

         Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note, and such prohibition or unenforceability in any jurisdiction shall not invalidate, or render unenforceable such provision in any other jurisdiction.

         As provided in the Note Purchase Agreement, this Note is transferable by the registered holder, upon surrender of this Note for transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing. The undersigned may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes and the undersigned shall not be affected by any notice to the contrary. Notwithstanding the foregoing, this Note may be transferred only to a corporation or other entity controlling, controlled by or under common control with Holder, including, without limitation, Telemetrix Investments Limited or Telemetrix Overseas B.V. For purposes of the foregoing sentence, the term "control" shall mean (a) in respect of a corporation, that the controlling entity owns or controls fifty percent (50%) or more of the voting power and has the ability to elect at least a majority of the board of directors or similar managing body of the controlled entity; or (b) in respect of an association, partnership, joint venture or other business entity, that the controlling entity is entitled to share in fifty percent (50%) or more of the profits and losses of the controlled entity, however determined and has voting control with respect thereto. Valor may not assign its obligations hereunder.

         This Note is to be governed by and construed in accordance with the internal laws of the State of California. In any action brought under or arising out of this Note, the undersigned hereby consents to the jurisdiction of any competent court within the State of California and consents to service of process by any means authorized by California law.


                             VALOR ELECTRONICS, INC.
                             a California corporation


                             By:      Albert Hugo Martinez
                             Name:    Albert Hugo-Martinez
                             Title:   President & Chief Executive Officer